TRUEBLUE REPORTS FISCAL THIRD QUARTER 2018 RESULTS

TACOMA, WASH. -- Nov. 5, 2018 -- TrueBlue (NYSE:TBI) today announced its fiscal third quarter 2018 results.

Revenue was $680 million, an increase of 3 percent, compared to revenue of $661 million in the fiscal third quarter of 2017. Net income per diluted share was $0.61, an increase of 20 percent, compared to $0.51 in the fiscal third quarter of 2017. Adjusted net income per diluted share1 was $0.79, an increase of 32 percent, compared to $0.60 in the fiscal third quarter of 2017.

“Our team delivered another quarter of revenue growth, gross margin expansion and strong EPS growth,” said Patrick Beharelle, CEO of TrueBlue. “PeopleReady produced its second consecutive quarter of revenue growth, and PeopleScout achieved its fifth consecutive quarter of double-digit organic revenue growth. Our top line growth, gross margin expansion and share repurchases, combined with a lower income tax rate, are all contributing to strong EPS growth.”

“TrueBlue’s digital strategies are creating differentiation with clients and candidates. JobStackTM, our PeopleReady mobile staffing technology, is transforming how people find work and how businesses find people. AffinixTM, our PeopleScout proprietary talent acquisition technology, is receiving praise from current and prospective customers.”

2018 Outlook

The company estimates revenue for the fiscal fourth quarter of 2018 will range from $642 million to $659 million. The company also estimates net income per diluted share will range from $0.34 to $0.41 and adjusted net income per diluted share will range from $0.55 to $0.62.
Management will discuss fiscal third quarter 2018 results on a webcast at 2 p.m. PST (5 p.m. EST), today, Monday, Nov. 5. The webcast can be accessed on TrueBlue’s website: www.trueblue.com.

About TrueBlue

TrueBlue (NYSE: TBI) is a leading provider of specialized workforce solutions that help clients achieve business growth and improve productivity, while connecting approximately 740,000 people with work in 2017. TrueBlue's PeopleReady segment offers industrial staffing services, PeopleManagement offers contingent and productivity-based on-site industrial staffing services, and PeopleScout offers Recruitment Process Outsourcing (RPO) and Managed Service Provider (MSP) solutions to a wide variety of industries. Learn more at www.trueblue.com.

1 See the financial statements accompanying the release and the company’s website for more information on non-GAAP terms.

Forward-looking statements

This document contains forward-looking statements relating to our plans and expectations, all of which are subject to risks and uncertainties. Such statements are based on management’s expectations and assumptions as of the date of this release and involve many risks and uncertainties that could cause actual results to differ materially from those expressed or implied in our forward-looking statements including: (1) national and global economic conditions, (2) our ability to attract and retain customers, (3) our ability to maintain profit margins, (4) new laws and regulations that could have a material effect on our operations or financial results, (5) our ability to successfully complete and integrate acquisitions (6) our ability to attract sufficient qualified candidates and employees to meet the needs of our customers, (7) our ability to successfully execute on business strategies and initiatives such as the consolidation of our businesses and leveraging of mobile technology, and (8) uncertainty surrounding the interpretation and application of the recent 2017 Tax Cuts and Jobs Act and any reduction or change in tax credits we utilize, including the Work Opportunity Tax Credit. Other information regarding factors that could affect our results is included in our Securities Exchange Commission (SEC) filings, including the company's most recent reports on Forms 10-K and 10-Q, copies of which may be obtained by visiting our website at www.trueblue.com under the Investor Relations section or the SEC's website at www.sec.gov. We assume no obligation to update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise, except as required by law. Any other reference to future financial estimates are included for informational purposes only and subject to risk factors discussed in our most recent filings with the SEC.

In addition, we use several non-GAAP financial measures when presenting our financial results in this document. Please refer to the reconciliations between our GAAP and non-GAAP financial measures in the appendix to this document and on our website at www.trueblue.com under the Investor Relations section for a complete perspective on both current and historical periods. The presentation of these non-GAAP financial measures is used to enhance the understanding of certain aspects of our financial performance. It is not meant to be considered in isolation, superior to, or as a substitute for the directly comparable financial measures prepared in accordance with U.S. GAAP, and may not be comparable to similarly titled measures of other companies.

Contact:
Derrek Gafford, Executive Vice President and CFO
253-680-8214

TRUEBLUE, INC.
SUMMARY CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	13 Weeks Ended		39 Weeks Ended
(in thousands, except per share data)	Sep 30, 2018	Oct 1, 2017	Sep 30, 2018	Oct 1, 2017
Revenue from services	$680,371	$660,780	$1,849,060	$1,839,146
Cost of services	496,053	488,761	1,355,890	1,372,418
Gross profit	184,318	172,019	493,170	466,728
Selling, general and administrative expense	145,382	131,552	405,352	378,150
Depreciation and amortization	10,586	11,189	30,777	34,650
Income from operations	28,350	29,278	57,041	53,928
Interest and other income (expense), net	(340)	(219)	896	10
Income before tax expense	28,010	29,059	57,937	53,938
Income tax expense	3,630	7,838	7,070	14,909
Net income	$24,380	$21,221	$50,867	$39,029

Net income per common share:
Basic	$0.61	$0.52	$1.27	$0.94
Diluted	$0.61	$0.51	$1.26	$0.94

Weighted average shares outstanding:
Basic	39,743	41,046	40,138	41,420
Diluted	40,073	41,276	40,417	41,671

TRUEBLUE, INC.
SUMMARY CONSOLIDATED BALANCE SHEETS
(Unaudited)

(in thousands)	Sep 30, 2018	Dec 31, 2017
ASSETS
Cash and cash equivalents	$34,736	$28,780
Accounts receivable, net	384,867	374,273
Other current assets	33,520	25,226
Total current assets	453,123	428,279
Property and equipment, net	55,803	60,163
Restricted cash and investments	240,634	239,231
Goodwill and intangible assets, net	335,510	331,309
Other assets, net	56,543	50,049
Total assets	$1,141,613	$1,109,031

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities	$223,681	$212,419
Long-term debt, less current portion	107,900	116,489
Other long-term liabilities	224,877	225,276
Total liabilities	556,458	554,184
Shareholders’ equity	585,155	554,847
Total liabilities and shareholders’ equity	$1,141,613	$1,109,031

TRUEBLUE, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	39 Weeks Ended
(in thousands)	Sep 30, 2018	Oct 1, 2017
Cash flows from operating activities:
Net income	$50,867	$39,029
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	30,777	34,650
Provision for doubtful accounts	10,140	6,321
Stock-based compensation	9,552	6,161
Deferred income taxes	2,638	4,890
Other operating activities	526	2,724
Changes in operating assets and liabilities:
Accounts receivable	(17,960)	(34,198)
Income tax receivable	(5,389)	12,788
Other assets	(12,110)	6,306
Accounts payable and other accrued expenses	1,624	(784)
Accrued wages and benefits	4,724	(176)
Workers’ compensation claims reserve	(8,405)	1,985
Other liabilities	1,642	1,086
Net cash provided by operating activities	68,626	80,782
Cash flows from investing activities:
Capital expenditures	(10,313)	(16,303)
Acquisition of business	(22,742)	—
Divestiture of business	10,414	—
Purchases of restricted investments	(11,747)	(36,015)
Maturities of restricted investments	17,021	15,042
Net cash used in investing activities	(17,367)	(37,276)
Cash flows from financing activities:
Purchases and retirement of common stock	(24,818)	(29,371)
Net proceeds from stock option exercises and employee stock purchase plans	1,146	1,179
Common stock repurchases for taxes upon vesting of restricted stock	(2,539)	(2,956)
Net change in revolving credit facility	12,000	(1,099)
Payments on debt	(22,855)	(1,700)
Payment of contingent consideration at acquisition date fair value	—	(18,300)
Net cash used in financing activities	(37,066)	(52,247)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(583)	364
Net change in cash, cash equivalents, and restricted cash	13,610	(8,377)
Cash, cash equivalents and restricted cash, beginning of period	73,831	103,222
Cash, cash equivalents and restricted cash, end of period	$87,441	$94,845

TRUEBLUE, INC.
SEGMENT DATA
(Unaudited)

	13 Weeks Ended
(in thousands)	Sep 30, 2018	Oct 1, 2017
Revenue from services:
PeopleReady	$428,665	$414,995
PeopleManagement	181,199	196,835
PeopleScout	70,507	48,950
Total company	$680,371	$660,780

Segment profit (1):
PeopleReady	$31,230	$28,752
PeopleManagement	6,169	6,940
PeopleScout	12,478	10,277
Total segment profit	49,877	45,969
Corporate unallocated expense	(6,469)	(5,322)
Total company Adjusted EBITDA	43,408	40,647
Work Opportunity Tax Credit processing fees (2)	(241)	(180)
Acquisition/integration costs (3)	(1,226)	—
Other costs (4)	(3,005)	—
EBITDA	38,936	40,467
Depreciation and amortization	(10,586)	(11,189)
Interest and other income (expense), net	(340)	(219)
Income before tax expense	28,010	29,059
Income tax expense	(3,630)	(7,838)
Net income	$24,380	$21,221

(1)
We evaluate performance based on segment revenue and segment profit. Segment profit includes revenue, related cost of services, and ongoing operating expenses directly attributable to the reportable segment. Segment profit excludes goodwill and intangible impairment charges, depreciation and amortization expense, unallocated corporate general and administrative expense, interest, other income and expense, income taxes, and costs not considered to be ongoing costs of the segment. Segment profit is comparable to segment adjusted EBITDA amounts reported in prior years.

(2)
These third-party processing fees are associated with generating the Work Opportunity Tax Credits, which are designed to encourage employers to hire workers from certain targeted groups with higher than average unemployment rates and reduce our income taxes.

(3)	Acquisition/integration costs relate to the acquisition of TMP Holdings LTD completed on June 12, 2018.

(4)	Other costs include implementation costs for cloud-based systems and accelerated vesting of stock per the CEO’s employment contract associated with the leadership transition.

TRUEBLUE, INC.
NON-GAAP FINANCIAL MEASURES AND NON-GAAP RECONCILIATIONS

In addition to financial measures presented in accordance with U.S. GAAP, we monitor certain non-GAAP key financial measures. The presentation of these non-GAAP financial measures is used to enhance the understanding of certain aspects of our financial performance. It is not meant to be considered in isolation, superior to, or as a substitute for the directly comparable financial measures prepared in accordance with U.S. GAAP, and may not be comparable to similarly titled measures of other companies.

Non-GAAP Measure	Definition	Purpose of Adjusted Measures
EBITDA and Adjusted EBITDA
EBITDA excludes from net income:
- interest and other income (expense), net,
- income taxes, and
- depreciation and amortization.

Adjusted EBITDA, further excludes:
- Work Opportunity Tax Credit third-party processing fees,
- acquisition/integration costs and
- other costs.

- Enhances comparability on a consistent basis and provides investors with useful insight into the underlying trends of the business.

- Used by management to assess performance and effectiveness of our business strategies.

- Provides a measure, among others, used in the determination of incentive compensation for management.

Adjusted net income and Adjusted net income, per diluted share
Net income and net income per diluted share, excluding:
- adjustment to the gain on divestiture,
- amortization of intangibles of acquired businesses,
- acquisition/integration costs,
- other costs,
- tax effect of each adjustment to U.S. GAAP net income, and
- adjust income taxes to the expected effective tax rate.

- Enhances comparability on a consistent basis and provides investors with useful insight into the underlying trends of the business.

- Used by management to assess performance and effectiveness of our business strategies.

Organic revenue	Revenue from services excluding acquired entity revenue.
- Enhances comparability on a consistent basis and provides investors with useful insight into the underlying trends of the business.

- Used by management to assess performance and effectiveness of our business strategies.

1.	RECONCILIATION OF U.S. GAAP NET INCOME TO ADJUSTED NET INCOME AND ADJUSTED NET INCOME, PER DILUTED SHARE
(Unaudited)

	Q3 2018	Q3 2017	Q4 2018 Outlook*
	13 Weeks Ended	13 Weeks Ended	13 Weeks Ended
(in thousands, except for per share data)	Sep 30, 2018	Oct 1, 2017	Dec 30, 2018
Net income	$24,380	$21,221	$ 13,800 — $ 16,300
Adjustment to the gain on divestiture (1)	385	—	—
Amortization of intangible assets of acquired businesses	5,193	5,353	5,200
Acquisition/integration costs (2)	1,226	—	1,500
Other costs (3)	3,005	—	3,200
Tax effect of adjustments to net income (4)	(1,569)	(1,499)	(1,600)
Adjustment of income taxes to normalized effective rate (5)	(852)	(299)	—
Adjusted net income	$31,768	$24,776	$ 22,100 — $ 24,600

Adjusted net income, per diluted share	$0.79	$0.60	$ 0.55 — $ 0.62

Diluted weighted average shares outstanding	40,073	41,276	40,000

2.	RECONCILIATION OF U.S. GAAP NET INCOME TO EBITDA AND ADJUSTED EBITDA
(Unaudited)

	Q3 2018	Q3 2017	Q4 2018 Outlook*
	13 Weeks Ended	13 Weeks Ended	13 Weeks Ended
(in thousands)	Sep 30, 2018	Oct 1, 2017	Dec 30, 2018
Net income	$24,380	$21,221	$ 13,800 — $ 16,300
Income tax expense	3,630	7,838	2,600 — 3,100
Interest and other (income) expense, net	340	219	(400)
Depreciation and amortization	10,586	11,189	10,100
EBITDA	38,936	40,467	26,200 — 29,200
Work Opportunity Tax Credit processing fees (6)	241	180	200
Acquisition/integration costs (2)	1,226	—	1,500
Other costs (3)	3,005	—	3,200
Adjusted EBITDA	$43,408	$40,647	$ 31,100 — $ 34,100
* Totals may not sum due to rounding

3.	RECONCILIATION OF U.S. GAAP REVENUE TO ORGANIC REVENUE
(Unaudited)

	Q3 2018	Q3 2017
	13 Weeks Ended	13 Weeks Ended
(in thousands)	Sep 30, 2018	Oct 1, 2017
Revenue from services	$680,371	$660,780
Acquired entity revenue	(15,032)	—
Organic revenue	$665,339	$660,780

(1)	Adjustment to the gain on the divestiture of our PlaneTechs business as we continue to finalize actual costs incurred. PlaneTechs was sold mid-March 2018.

(2)	Acquisition/integration costs relate to the acquisition of TMP Holdings LTD completed on June 12, 2018.

(3)	Other costs include implementation costs for cloud-based systems and accelerated vesting of stock associated with the CEO transition.

(4)	Total tax effect of each of the adjustments to U.S. GAAP net income using the expected ongoing rate of 16 percent for 2018, due to the enacted U.S. Tax Cuts and Jobs Act, and 28 percent for 2017.

(5)	Adjustment of the effective income tax rate to the expected ongoing rate of 16 percent for 2018, due to the enacted U.S. Tax Cuts and Jobs Act, and 28 percent for 2017.

(6)
These third-party processing fees are associated with generating the Work Opportunity Tax Credits, which are designed to encourage employers to hire workers from certain targeted groups with higher than average unemployment rates and reduce our income taxes.